CERTIFICATE OF INCORPORATION

                               OF

                 ELECTRONIC IDENTIFICATION, INC.



I, the undersigned, being the original incorporator named herein, for the purpose of forming a corporation under the General Corporation Law of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true.

                            ARTICLE I

                              Name
     The name of the Corporation is Electronic Identification, Inc.

                           ARTICLE II

                            Duration
     The Corporation is to have perpetual existence.

                           ARTICLE III

                   Registered Office and Agent
A.   Resident  Agent.   The name and address  of  the  registered
     agent for service of process is Nevada Corporate Headquarters, Inc., 5300 West Sahara Street (Suite 101), Las Vegas, Nevada, 89102. The name of its registered agent at such address is Nevada Corporate Headquarters, Inc.
B. Registered Office. The address of its registered office is 5300 West Sahara Street (Suite 101), Las Vegas, Nevada, 89102.
C.   Other  Offices.   The corporation may also maintain  offices
     for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders held outside the State of Nevada have the same effect as if in the State of Nevada.

                           ARTICLE IV

                            Purposes
     The  purpose  for which the Corporation is organized  is  to transact all lawful business, within or without the State of Nevada, for which corporations may be incorporated pursuant to the General Corporations Laws of the State of Nevada. The Corporation shall have all the powers of a corporation organized under the General Corporation Law of the State of Nevada.

                            ARTICLE V

                          Capital Stock
     The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 75,000,000 of which 70,000,000 are to be shares of common stock, $.001 par value per share, and 5,000,000 are to be shares of serial preferred stock, $.001 par value per share. Shares of capital stock may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders except as otherwise provided in this
Article V or the rules of a national securities exchange, if applicable. The consideration for share issuance of shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.
     A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:
A. Common Stock. Except as provided in this Certificate, the holders of common stock shall exclusively posses all voting power. Subject to the provisions of this Certificate, each holder of shares of common stock shall be entitled to one vote for each share held.
     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors.
     In  the event of any liquidation, dissolution or winding  up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind. Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.
B. Serial Preferred Stock. Except as provided in this Certificate, the board of directors is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitation or restrictions thereof, including, but not limited to determination of any of the following:
     (1) the distinctive serial designation and the number of shares constituting such series;
     (2) the rights in respect of dividends, if any, to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment or date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;
     (3)  the  voting  powers, full or limited, if  any,  of  the shares of such series;
     (4) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;
     (5) the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;
     (6) whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;
     (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;
     (8) the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and
     (9) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.
     Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue.

                           ARTICLE VI

                        Preemptive Rights
     No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

                           ARTICLE VII

                      Repurchase of Shares
     The Corporation may from time to time, pursuant to authorization by the board of directors and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences or indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.

                          ARTICLE VIII

           Meetings of Stockholders; Cumulative Voting
A. No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the board of directors.
B. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the board of directors, or by a committee of the board of directors which as been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the bylaws of the Corporation, include the power and authority to call such meetings but such special meetings may not be called by another person or persons.
C. There shall be no cumulative voting by stockholders of any class or series in the election of directors of the Corporation.
D. Meetings of stockholders may be held at such place as the bylaws may provide.

                           ARTICLE IX

              Notice for Nominations and Proposals
A. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any nominations and/or proposals at an annual meeting or such proposals at a special meeting, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation of not less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (1) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (2) the principal occupation or employment of each such nominee, and (3) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.
B. Each such notice given by a stockholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (3) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (4) any material interest of the stockholder in such business. Notwithstanding anything in this Certificate to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.
C. The Chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.



                            ARTICLE X

                            Directors
A. Number; Vacancies. The number of directors of the Corporation shall be such number, not less than three nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.
B. Classified Board. Other than directors which may be elected by the holders of preferred stock, the board of directors shall be divided in to three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, exclusive of directors, if any, elected by holders of preferred stock, with the terms of office of all members of one class expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (1) if there shall be an excess of one directorship over the number equally divisible by three, such extra directorship shall be classified in Class I; and (2) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II. At the first annual meeting of stockholders, directors of Class I shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders, directors of Class I shall be elected to hold office for a term expiring at the third annual meeting of stockholders, directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.
     Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, other than for directors which may be elected by the holders of preferred stock, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.
     Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall consist of said directors so elected in addition to the number of directors fixed as provided in this Article X. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.
C. Initial Board of Directors. The initial board of directors shall consist of one (1) member. The name and address of the initial member of the board of directors is as follows:

     Name             Address
     Terry Kirby      411-1200  West   Pender
                      Street
                      Vancouver,  British
                      Columbia
                      Canada      V6E 2S9



                           ARTICLE XI

                      Removal of Directors
     Notwithstanding any other provision of this Certificate or the bylaws, any director or the entire board of directors may be removed, at any time, but only for cause and only by the affirmative vote of the holders of at least 50% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this
Article XI shall not apply with respect to the director or directors elected by such holders of preferred stock.

                           ARTICLE XII

                  Acquisition of Capital Stock
A.   For the purpose of this Article:
     (1)  The  term "Act" shall mean the Securities Exchange  Act of 1934, as amended, and any successor statute.
     (2)  The  term  "acting in concert" shall mean  (i)  knowing participation in a joint activity or conscious parallel
          action towards a common goal whether or not pursuant to
          an express agreement, and (ii) a combination or pooling
          of  voting  or  other  interest  in  the  Corporation's
          outstanding  shares  of  capitol  stock  for  a  common
          purpose,   pursuant  to  any  contract,  understanding,
          relationship,  agreement or other arrangement,  whether
          written or otherwise.
     (3)  The  term "acquire," "acquisition" or "acquiring"  with respect  to  the  acquisition of any  security  of  the
          Corporation  shall  refer to the  acquisition  of  such
          security  by  any  means whatsoever, including  without
          limitation, an acquisition of such security by gift, by
          operation  of  law,  by will or by  intestacy,  whether
          voluntarily or involuntarily.
     (4)  The  term  "Code"  means the Internal Revenue  Code  of
          1986, as amended, and any successor statute.
     (5)  The  term "Common Stock" means all Common Stock of  the
          Corporation  and  any other securities  issued  by  the
          Corporation (other than the Warrants) which are treated
          as stock for purposes of Section 382 of the Code.
     (6)  The  term "Fair Market Value" of the Common Stock shall mean  the  average of the daily closing prices  of  the
          Common Stock for 15 consecutive trading days commencing
          20 trading days before the date of such computation The
          closing  price is the last reported sale price  on  the
          principal securities exchange on which the Common Stock
          is  listed or, if the Common Stock is not listed on any
          national   securities  exchange,  the  NASDAQ  National
          Marked   System,  or,  if  the  Common  Stock  is   not
          designated  for  trading on the NASDAQ National  Market
          System, the average of the closing bid and asked prices
          as  reported  on  NASDAQ or, if  not  so  reported,  as
          furnished    by    the   National   Quotation    Bureau
          Incorporated.  In the absence of such a quotation,  the
          Corporation shall determine the current market rice  on
          a  reasonable and appropriate basis of the  average  of
          the  daily  closing  prices for 15 consecutive  trading
          days commencing 20 trading days before the date of such
          computation.
     (7)  The  term "own," "owing," "ownership" or "owning" refer to  the  ownership of securities within the meaning  of
          Section  382 of the Code after taking into account  the
          attribution rules of Section 382(l)(3) of the Code  and
          the  regulations promulgated hereunder (except  insofar
          as   such   attribution  would  be  inconsistent   with
          provisions of this Article XII relating to Warrants).
     (8)  The  term  "Person"  shall mean any  individual,  firm, corporation, partnership, joint venture or other entity
          and shall include any group composed of such person and
          any other person with whom such person or any Affiliate
          or  Associate (as those terms are defined in Rule 12b-2
          of  the General Rules and Regulations under the Act) of
          such   person   has  any  agreement,   arrangement   or
          understanding, directly or indirectly, for the purposes
          of  acquiring, holding, voting or disposing  of  Common
          Stock or Warrants, and any other person who is a member
          of such group.
     (9)  The term "Transfer Agent" shall mean the transfer agent
          with   respect  to  the  Common  Stock  nominated   and
          appointed by the Board of Directors from time to time.
     (10) The term "Warrant" shall mean any securities issued  or assumed  by the Corporation, or any securities issuable
          by  the  Corporation  in respect to  issued  securities
          which  are convertible into, or which include the right
          to  acquire, shares of Common Stock, whether or not the
          right to make such conversion or acquisition is subject
          to  any  contingencies, including, without  limitation,
          warrants,   options,   calls,  contracts   to   acquire
          securities, convertible debt instruments or  any  other
          interests  treated  as an option  pursuant  to  Section
          382(l)(3) of the Code.
     (11) The term "Warrant Agent" shall mean any warrant agent for any Warrants nominated and appointed by the Board of Directors from time to time.
B.   (1)  If, at any time during the ten years from the effective date  of  this  Certificate, any Person  shall  acquire  the beneficial ownership (as determined pursuant to Rules  13d-3 and  13d-5 under the Act) of more than 20% of any  class  of
     Common  Stock,  then  the  record holders  of  Common  stock beneficially owned by such acquiring Person shall have  only the  voting  rights  set forth in this paragraph  B  on  any matter requiring their vote or consent. With respect to each vote in excess of 20% of the voting power of the outstanding shares  of  Common  Stock which such  record  holders  would otherwise be entitled to cast without giving effect to  this paragraph  B, the record holders in the aggregate  shall  be entitled to cast only one-hundredth of a vote. A Person  who is  a  record  owner  of  shares of Common  Stock  that  are beneficially  owned simultaneously by more than  one  person shall  have, with respect to such shares, the right to  cast the least number of votes that such person would be entitled to  cast  under  this paragraph B by virtue of  such  shares being  so  beneficially  owned  by  any  of  such  acquiring
     Persons.  The  effect  of  the  reduction  in  voting  power required  by  this  paragraph B shall  be  given  effect  in determination  the  presence of a  quorum  for  purposes  of convening a meeting of the stockholders of the Corporation.
     (2)   The  limitation  on voting rights prescribed  by  this
paragraph B shall terminate and be of no force and effect  as  of the earliest to occur of:
     (i)   the date that any person becomes the beneficial  owner
of  shares of stock representing at least 50% of the total number of votes entitled to be cast in respect of all outstanding shares of  stock,  before  giving  effect  to  the  reduction  in  votes prescribed by this paragraph B; or
     (ii)  the date (the "Reference Date") one day prior  to  the date  on  which, as a result of such limitation of voting rights, the  Common Stock will be delisted from (including by ceasing  to be  temporarily or provisionally authorized for listing  with)  a national  stock  exchange  ("stock exchange")  or  be  no  longer
authorized   for   inclusion  (including   by   ceasing   to   be
provisionally  or  temporarily authorized for inclusion)  on  the
National   Association  of  Securities  Dealers,  Inc.  Automated
Quotation  System ("Nasdaq:); provided, however,  that  (a)  such termination shall not occur until the earlier of (x) the 90th day after  the  Reference Date or (y) the first day  on  or  after  a
Reference  Date that there is not pending a proceeding under  the rules of the NYSE, the AMEX or Nasdaq or any other administrative or  judicial proceeding challenging such delisting or removal  of authorization of the Common Stock, an application for listing  of the  Common  stock with the NYSE or the AMEX or for authorization for the Common Stock to be including on Nasdaq, or an appeal with respect  to any such application, and (b) such termination  shall not occur by virtue of such delisting or lack of authorization if on  or  prior to the earlier of the 90th day after the  Reference
Date or the day on which no proceeding, application or appeal  of the  type described in (y) above is pending, the Common Stock  is approved for listing or continued listing on the NYSE or the AMEX or  authorized  for  inclusion or continued inclusion  on  Nasdaq
(including any such approval or authorization which is  temporary or  provisional). Nothing contained herein shall be construed  so as  to prevent the Common Stock from continuing to be listed with the NYSE or AMEX or continuing to be authorized for inclusion  on
Nasdaq  in the event that the NYSE, AMEX or Nasdaq, as  the  case may  be, adopts a rule or is governed by an order, decree, ruling or  regulation  of  the Securities and Exchange Commission  which provides  in whole or in part that companies having common  stock with differential voting rights listed on the NYSE or the Amex or authorized for inclusion on Nasdaq may continue to be  so  listed or included.
     C.    The  restrictions contained in this Article XII  shall
not apply to (1) any underwriter or member of an underwriting  or selling group involving a public sale or resale of securities  of the  Corporation or a subsidiary thereof; provided, however, that upon completion of the sale or resale of such securities, no such underwriter or member of such selling group is a beneficial owner of  more  than  4.9%  of  any class of  equity  security  of  the
Corporation, (2) any revocable proxy granted pursuant to a  proxy solicitation  in  compliance with section 14  of  the  Act  by  a stockholder of the Corporation or (3) any employee benefit  plans of  the Corporation. In addition, the Continuing Directors of the
Corporation,  the officers and employees of the  Corporation  and
its   subsidiaries,   the  directors  of  subsidiaries   of   the
Corporation,  the employee benefit plans of the  Corporation  and its  subsidiaries,  entities  organized  or  established  by  the
Corporation  or any subsidiary thereof pursuant to the  terms  of such  plans  and  trustees and fiduciaries with respect  to  such plans  acting in such capacity shall not be deemed to be a  group with respect to their beneficial ownership of voting stock of the
Corporation  solely by virtue of their being directors,  officers or  employees  of the Corporation or a subsidiary thereof  or  by virtue  of  the  Continuing Directors  of  the  Corporation,  the
officers  and  employees of the Corporation and its  subsidiaries and  the  directors  of  subsidiaries of  the  Corporation  being fiduciaries or beneficiaries of an employee benefit plan  of  the
Corporation  or  a subsidiary of the Corporation. Notwithstanding
the   foregoing,  no  director,  officer  or  employee   of   the
Corporation  or any of its subsidiaries or group of any  of  them shall  be  exempt from the provisions of this Article XII  should any  such person or group become a beneficial owner of more  than
20% of any class of equity security of the Corporation.
D.   A  majority  of  the  Continuing Directors,  as  defined  in
     Article XIII, shall have the power to construe and apply the provisions of paragraphs B, C and D of this Article XII  and
     to   make  all  determinations  necessary  or  desirable  to
     implement  such  provisions, including but  not  limited  to
     matters   with   respect  to  (1)  the  number   of   shares
     beneficially owned by any person, (2) whether a  person  has an  agreement, arrangement or understanding with another  as to  the  matters referred to in the definition of beneficial ownership,  (3) the application of any other  definition  or operative  provision of this Article XII to the given  facts or  (4)  any  other matter relating to the applicability  or effect  of  paragraphs B, C and D of this Article  XII.  Any constructions, applications, or determinations made  by  the
     Continuing Directors pursuant to paragraphs B, C  and  D  of this  Article  XII in good faith and on the  basis  of  such information and assistance as was then reasonably  available for  such  purpose shall be conclusive and binding upon  the
     Corporation and its stockholders.
E.   All  certificates evidencing ownership of  Common  Stock  or ownership  of  Warrants  of  the Corporation  shall  bear  a
     conspicuous   legend   in  compliance   with   the   General
     Corporation Law of Delaware describing the restrictions on transfers set forth in this Article XII.
F. If any provision of this Article XII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                          ARTICLE XIII

            Approval of Certain Business Combinations
     The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this section.
A. (1) Except as otherwise expressly provided in this Article XIII, and in addition to any other vote required by law, the affirmative vote required by law, the affirmative vote of the holders of (i) at least 50% of the voting power of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately the affirmative vote of the holders of at least 50% of the outstanding shares of each such class or series), and (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required in order to authorize any of the following:
          (a) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into a Related person (as hereinafter defined);
          (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or pledge, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;
          (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation;
          (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;
          (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person other than on a pro rata basis to all holders of capital stock of the Corporation of the same class or classes held by the Related person, pursuant to a stock split, stock dividend or distribution or warrants or rights, and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Corporation or any of its subsidiaries which securities have been distributed pro rata to all holders of capital stock of the Corporation;
          (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person;
          (g) any reclassification of the common stock of the Corporation, or any recapitalization involving the common stock of the Corporation or any similar transaction (whether or not with or into or otherwise involving a Related Person) that has the effect directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary that are directly or indirectly owned by any Related Person; and
          (h) any agreement, contract or other arrangement providing for any of the transactions described in this Article XIII.
     (2) Such affirmative vote shall be required notwithstanding any other provision of this Certificate, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote; provided, however, that in no instance shall the provisions of this
          Article XIII require the vote of greater than 85% of the voting power of the outstanding shares entitled to vote thereon for the approval of a Business Combination.
     (3) The term "Business Combination" as used in this Article XIII shall mean any transaction which is referred to in any one or more of subparagraphs A(1)(a) through (h) above.
B. The provisions of paragraph A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of this Certificate, any provision of law, or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved in advance by a two-thirds vote of the Continuing Directors (as hereinafter defined; provided, however, that such approval shall only be effective if obtained at a meeting at which a continuing Director Quorum (as hereinafter defined) is present.
C.   For   the  purposes  of  this  Article  XIII  the  following
     definitions apply:
     (1) The term "Related Person" shall mean and include (i) any individual, corporation, partnership or other person or entity which together with its "affiliates" or "associates" (as those terms are defined in the Act) "beneficially owns" (as that there is defined in the
          Act) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation; and (ii) any "affiliate" or "associate" (as those terms are defined in the Act) of any such individual, Corporation, partnership or other person or entity; provided, however, that the term "Related Person" shall not include the Corporation, any subsidiary of the Corporation, any employee benefit plan, employee stock plan of the Corporation or of any subsidiary of the Corporation, or any trust established by the Corporation in connection with the foregoing, or any person or entity organized, appointed, established or holding shares of capital stock of the Corporation for or pursuant to the terms of any such plan, nor shall such term encompass shares of capital stock of the Corporation held by any of the foregoing (whether or not held in a fiduciary capacity or otherwise). Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.
     (2) The term "Substantial Part" shall mean more than 25% of the total assets of the entity at issue, as of the end of its most recent fiscal year ending prior to the time the determination is made.
     (3) The term "Continuing Director" shall mean any member of the board of directors who is unaffiliated with and who is not the Related Person and was a member of the board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with and who is not the Related Person and is recommended to succeed a
          Continuing Director by a majority of Continuing Directors then on the board.
     (4) The term "Continuing Director Quorum" shall mean two-thirds of the Continuing Directors capable of exercising the powers conferred on them.

                           ARTICLE XIV

               Evaluation of Business Combinations
     In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and of the stockholders, when evaluating a Business Combination (as defined in Article XIII) or a tender or exchange offer, the board of directors shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant; (A) the social and economic effects of the transaction on the Corporation and its subsidiaries, employees and customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (B) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition and other likely financial obligations of the acquiring person or entity and the possible effect of such conditions upon the Corporation and obligations of the acquiring person or entity and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (C) the competence, experience, and integrity of the acquiring person or entity and its or their management.

                           ARTICLE XV

                         Indemnification
A. Persons. The Corporation shall indemnify, to the extent provided in paragraphs B, D or F:
     (1) any person who is or was a director, officer, employee, or agent of the Corporation; and
     (2) any person who serves or served at the Corporation's written request as a director, officer, employee, agent, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise.
B. Extent -- Derivative Suits. In case of a threatened, pending or completed action or suit by or in the right of the Corporation against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfies the standard in paragraph C, for expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit.
C. Standard -- Derivative Suits. In case of a threatened, pending or completed action or suit by or in the right of the  Corporation,  a person named in paragraph  A  shall  be indemnified only if:
     (1)  he is successful on the merits or otherwise; or
     (2) he acted in good faith in the transaction which is the subject of the suit or action, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in
          Article XIII) not approved by the board of directors. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable to the Corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deemed proper.
D. Extent -- Nonderivative Suits. In case of a threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a "nonderivative suit," against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfies the standard in paragraph E, for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit, including, but not limited to (1) expenses (including attorneys' fees), (2) amounts paid in settlement, (3) judgments, and (4) fines.
E. Standard -- Nonderivative Suits. In case of a nonderivative suit, a person named in paragraph A shall be indemnified only if:
     (1)  he is successful on the merits or otherwise; or
     (2) he acted in good faith in the transaction which is the subject of the nonderivative suit and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in
          Article XIII) not approved by the board of directors and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this paragraph E(2).
F. Determination That Standard Has Been Met. A determination that the standard of paragraph C or E has been satisfied may be made by a court; or, except as stated in paragraph C(2) (second sentence), the determination may be made by:
     (1) the board of directors by a majority vote of a quorum consisting of directors of the Corporation who were not parties to the action, suit or proceeding; or
     (2) independent legal counsel (appointed by a majority of the disinterested directors of the Corporation, whether or not a quorum) in a written opinion; or
     (3)  the stockholders of the Corporation.
G. Proration. Anyone making a determination under paragraph F may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.
H. Advance Payment. The Corporation may, but shall not be obligated to, pay in advance any expenses (including attorneys'
fees)   which   may  become  subject  to  indemnification   under
paragraphs A through G if:
     (1)  the board of directors authorizes the specific payment;
          and
     (2) the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that he is not entitled to Indemnification by the Corporation under paragraphs A through G.
I. Nonexclusive. The indemnification and advance payment of expenses provided by paragraphs A through H shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.
J. Continuation. The indemnification provided by this Article XV shall be deemed to be a contract between the Corporation and the persons entitled to indemnification thereunder, and any repeal or modification of this Article XV shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The indemnification and advance payment provided by paragraphs A through H shall continue as to a person who has ceased to hold a position named in paragraph A and shall inure to his heirs, executors and administrators.
K. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in paragraph A, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have
     power   to  indemnify  him  against  such  liability   under
     paragraphs A through H.
L. Savings Clause. If this Article XV or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this
     Article XV that shall not have been invalidated and to the full extent permitted by applicable law.

                           ARTICLE XVI

               Limitations on Directors' Liability
     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (B) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of Corporation Law of the State of Nevada. If the General Corporation Law of the State of Nevada is amended after the date of filing of this Certificate to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Nevada, as so amended.
     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                          ARTICLE XVII

                       Amendment of Bylaws
     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws by a vote of two-thirds of the board of directors. Notwithstanding any other provision of this Certificate or the bylaws, and in addition to any affirmative vote required by law (and notwithstanding the fact that some lesser percentage may be specified by law), the bylaws shall be adopted, repealed, altered, amended or rescinded by the stockholders of the Corporation only by the vote of the holders of not less than 50% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of stockholders called for that purpose or by proxy (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting or in such proxy) or, as set forth above, by the board of directors.



                          ARTICLE XVIII

            Amendment of Certificate of Incorporation
     Subject to the provisions hereof, the Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing at any time and from time to time, the provisions set forth in Articles VIII, IX, X, XI, XII, XIII, XIV, XV, XVI, XVII and this Article XVIII may be repealed, altered, amended or rescinded in any respect only if the same is approved by the affirmative  vote  of the holders of not less  than  50%  of  the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose or by proxy (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting or in such proxy).

                           ARTICLE XIX

          The name and address of the incorporator is:

     Terry Kirby
     411-1200 West Pender Street
     Vancouver, British Columbia
     Canada     V6E 2S9

     I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 15th day of April, 1999.

                                   /s/Terry Kirby
                                   Terry Kirby